SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 30, 2006

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street
Suite 400
Broomfield, Colorado 80020
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                             Entry into a Material Definitive Agreement

On November 30, 2006, Corgenix Medical Corporation (the “Company”) executed an agreement to defer the minimum monthly principal payment amounts due on the secured convertible term notes that Truk Opportunity Fund, LLC, a Delaware company; Truk International Fund, LP, a Cayman Islands company; and CAMOFI Master LDC, a Cayman Islands company, formerly named DCOFI Master LDC, received in May 19, 2005 and December 28, 2005 financing transactions with the Company. The agreement postpones all principal payments otherwise due under each note beginning December 1, 2006 and ending December 1, 2007, at which time the remaining principal will be amortized over the subsequent twenty-four month period. As consideration for this deferral, the Company will pay these note holders a total of $250,000, drawn entirely from a restricted cash account established at the closing of the May 2005 financing. This agreement and the amendments to the notes will allow the Company to defer payment of $1,268,000 in principal payments over the next twelve months.

ITEM 2.03                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, incorporated herein by reference.

ITEM 9.01(d)                        Financial Statements and Exhibits

Exhibit 10               Amendment Concerning Secured Convertible Term Notes (including Amendment No. 1 to each Secured Convertible Term Note)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORGENIX MEDICAL CORPORATION

Date: December 4, 2006	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit
Exhibit 10	Amendment Concerning Secured Convertible Term Notes (including Amendment No. 1 to each Secured Convertible Term Note)